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                                                                EXHIBIT 99.3.A.3

                              SECOND AMENDMENT OF
                        PRINCIPAL UNDERWRITING AGREEMENT


     This amendment ("Second Amendment") to the Principal Underwriting Agreement, dated May 1, 1990 ("Principal Underwriting Agreement") by and between United Investors Life Insurance Company ("United Investors"), on its own behalf and on behalf of United Investors Life Variable Account ("Variable Account"), and Waddell & Reed, Inc. ("W&R") (a copy of which is attached hereto as Exhibit "A"), as amended by the Agreement Amending Principal Underwriting Agreement ("First Amendment"), dated March 3, 1998 (a copy of which is attached hereto as Exhibit "B") is made effective as of the 31st day of December, 1998, except as otherwise provided herein.

     1.   The parties hereunto agree as follows:

          a. To rescind the provision for termination of the Principal Underwriting Agreement contained in the First Amendment and extend the Principal Underwriting Agreement for the term provided in Section 16 thereof.

          b. The preamble of the Principal Underwriting Agreement shall be amended by inserting, "United Investors Annuity Variable Account and United Investors Universal Life Variable Account" after the phrase "United Investors Life Variable Account" in line four.

          c. The preamble of the Principal Underwriting Agreement shall be further amended by inserting "collectively referred to herein as the" before the phrase "Variable Account" in line four.

          d. The first recital shall be amended by inserting, "deferred variable annuity policies and flexible premium variable life insurance policies" after the phrase "flexible premium variable life insurance policies" in line four.

     2. The amendment to the Principal Underwriting Agreement adding "United Investors Annuity Variable Account" and, "deferred variable annuity policies" shall be effective retroactively to May 1, 1990. The amendments to the Principal Underwriting Agreement adding "United Investors Universal Life Variable Account" and "and flexible premium variable life insurance policies" shall be effective retroactively to April 18, 1997.

     3. In all other respects, the Principal Underwriting Agreement is unchanged, and the parties ratify and confirm the Principal Underwriting Agreement, as amended by this Second Amendment.
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     IN WITNESS WHEREOF, the parties have executed this Second Amendment by their duly authorized representatives to become effective as provided herein.

                                   UNITED INVESTORS LIFE INSURANCE
                                   COMPANY


                                   By: /s/ Anthony L. McWhorter
                                      -------------------------------
                                   Its: President
                                       ------------------------------


                                   WADDELL & REED, INC.


                                   By: /s/ Robert L. Hechler
                                      -------------------------------
                                   Its:  President
                                        -----------------------------